EXHIBIT 23.1
AJ. ROBBINS, PC
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80206
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Post-Effective Amendment #1 of this Registration Statement on Form SB-2 of Novint Technologies, Inc. our report dated March 5, 2007 relating to the financial statements of Novint Technologies, Inc. included in or made part of this Form SB-2 and to the reference made to our firm under the caption “Experts” included in or made part of this Post-Effective Amendment #1 of this Registration Statement on Form SB-2.
AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
Denver, Colorado
July 27, 2007